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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): September 19, 1997



                             TERRA INDUSTRIES INC.
             (Exact name of registant as specified in its charter)



           Maryland                        1-8520                 52-1145429
(State or other jurisdiction of       (Commission File         (I.R.S. Employer
 incorporation or organization)            Number)           Identification No.)


             Terra Centre
           600 Fourth Street
             P.O. Box 6000
            Sioux City, Iowa                       51102-6000
(Address of principal executive offices)           (Zip Code)



       Registrant's telephone number, including area code: (712)277-1340

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ITEM 5.   Other Events.
          ------------

     On September 19, 1997, Terra Industries Inc. ("Terra") reached a settlement with four of the six insurance carrier defendants whom Terra sued in April of this year to recover property damages and business interruption losses sustained in connection with the 1994 explosion at Terra's Port Neal, Iowa fertilizer plant. Zurich Insurance Co., National Union Insurance Co., Commonwealth Insurance Co. and Fireman's Fund Insurance Co. have agreed to pay Terra their proportionate share (32 percent of the overall insurance coverage) of a total claim fixed at $321 million for purposes of this settlement only.

     To date, Terra has received approximately $208 million in insurance proceeds from all six carriers. With this settlement Terra will receive an additional $37 million from the four settling carriers. Legal proceedings continue against the two remaining insurers, CIGNA and Industrial Risk Insurers (who together represent 68 percent of the insurance coverage).

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         TERRA INDUSTRIES INC.



                                      By:  /s/ GEORGE H. VALENTINE
                                         --------------------------------
                                         George H. Valentine
                                         Senior Vice President, General Counsel
                                           and Corporate Secretary

Date: September 23, 1997




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